ROSS MILLER	STATE OF NEVADA	Commercial Recordings Division
Secretary of State		202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775)684-7138

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

ENDURANCE EXPLORATION GROUP, INC.	Job: C20140103-1972
January 3, 2014
NV

Special Handling Instructions:

AMD & BL EMAILED 1/3/14 AJW

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20140003299-60	1/3/2014 11:00:54AM	1	$175.00	$175.00
24 Hour Expedite	20140003299-60	1/3/2014 11:00:54AM	1	$125.00	$125.00
Copies			1	$0.00	$0.00
Total					$300.00

Payments

Type	Description	Amount
Credit	18422414010306538871	$300.00
Total		$300.00
		Credit Balance $0.00

              Job Contents:

File Stamped Copy(s): 1

Business License(s): 1

ENDURANCE EXPLORATION GROUP, INC.

NV

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, NV 89701-4520

(775) 684-5708

Articles of Incorporation	Filed in the office of	Document Number 20140003299-60
(PURSUANT TO NRS 78.385 AND 78.390)	Ross Miller	Filing Date and Time 01/03/2014 11:00 AM
	Secretary of State State of Nevada	Entity Number E0029712006-8

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1. Name of Corporation	TECTON CORPORATION

2. The articles have been amended as follows: (provide article number, if available)	Article 1

The name of the corporation shall be Endurance Exploration Group, Inc., and shall be governed by Chapter 78 of the Nevada Revised Statutes.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the article of incorporation* have voted in favor of the amendment is: 57.403%

4. Effective date and time of filing: (optional)	Date: 01/24/2014 Time: 07:00 AM (must not be later than 90 days after the certificate is filed)

Signature: (required)
X /s/ Micah Eldred

* If any proposed amendment would alter or change any preference or any relative or other right gibe to any class or series of outstanding shares, then the amendment must be approved by the vote, in additional to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING

OF BOARD OF DIRECTORS of

TECTON CORPORATION

(the “Company”)

Effective Date of Resolution: January 2, 2014

Pursuant to Chapter 78 of the Nevada Revised Statutes, the Articles and Bylaws of the Company, the undersigned, being all the Directors of the Company, a Nevada corporation, by written consent and without the formality of convening a meeting, consent to the following actions of the Company.

CHANGE NAME TO

“ENDURANCE EXPLORATION GROUP, INC.”

WHEREAS:

1.

on December 24, 2013, the Company acquired 100% interest in Endurance Exploration Group, LLC (“EEG”), making EEG a wholly owned subsidiary of the Company, and intends to continue the operations of EEG as its primary business purpose, the Board proposes to change the name of the Company to “Endurance Exploration Group, Inc.”;

2.

FINRA requires 10 day advance notice of any Issuer Company-Related Corporate Action, the Company has prepared a Certificate of Amendment, with an effective date of January 24, 2014, to be presented to the Shareholders for approval.

BE IT RESOLVED that:

1.

The attached Certificate of Amendment be and the same hereby is approved for submission to the Shareholders for approval.

2.

The Board of Directors hereby direct that the appropriate officer(s) are hereby authorized to carry out these resolutions on behalf of the Company and are authorized, empowered, and directed, in the name of and on behalf of the Company, to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purpose and intent of these resolutions.  All such acts and doings of all officers which are consistent with the purposes of this resolution are hereby authorized, approved, ratified, and confirmed in all respects; and

3.

These Resolutions may be signed in as many counter parts as necessary and each counterpart will be accepted as if all parties had signed. These resolutions may be executed by fax or email and said copies will be deemed to be originals for all purposes including filing in the Company’s corporate minute book.

IN WITNESS WHEREOF, the undersigned have executed this document effective as of the date first written above.

January 2, 2014	/s/ Micah Eldred
Date	Micah Eldred, Director
January 2, 2014	/s/ Carl Dilley
Date	Carl Dilley, Director
January 2, 2014	/s/ Christine Zitman
Date	Christine Zitman, Director

ATTACHMENTS

1.

Proposed Certificate of Amendment to change corporate name

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing document was acknowledged before me this 3rd day of January 2014, by MICAH ELDRED.

/s/ C Campassi
Signature of Notary Public – State of Florida
(SEAL)	NOTARY SEAL

Personally Known [X] OR Produced Identification [ ] Type of Identification Produced ___________________________________

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ENDURANCE EXPLORATION GROUP, INC.

Nevada Business Identification # NV20061421482

Expiration Date: January 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 3, 2014 /s/ ROSS MILLER ROSS MILLER Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License

online at www.nvsos.gov under the Nevada Business Search.